Exhibit 99.1

Pathward Financial, Inc. Declares Cash Dividend

SIOUX FALLS, S.D., November 20, 2025 - Pathward Financial, Inc. ("Pathward Financial" or the “Company”) (Nasdaq: CASH) announced that the Company will pay a cash dividend of $0.05 per share for the first quarter of fiscal year 2026. This dividend will be payable on January 2, 2026 to shareholders of record as of December 10, 2025.

At September 30, 2025, the Company had total assets of $7.17 billion and shareholders’ equity of $857.5 million.

This press release and other important information about the Company are available at www.pathwardfinancial.com.

About Pathward Financial, Inc.
Pathward Financial, Inc. (Nasdaq: CASH) is a U.S.-based financial holding company driven by its purpose to power financial inclusion. Through our subsidiary, Pathward®, N.A., we strive to increase financial availability, choice, and opportunity across our Partner Solutions and Commercial Finance business lines. These strategic business lines provide support to individuals and businesses. Learn more at www.pathwardfinancial.com.

Investor Relations Contact
Darby Schoenfeld, CPA
SVP, Chief of Staff & Investor Relations
877-497-7497
investorrelations@pathward.com

Media Relations Contact
mediarelations@pathward.com